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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     Included in the financial statements of the Corporation are consolidated subsidiaries owned, directly or indirectly, more than 50% by the Corporation. Equity in undistributed earnings of nonconsolidated subsidiaries and affiliated companies, 20% to 50% owned, is also included in the results of operations of the Corporation. Listed below are certain subsidiaries of the Corporation. The remaining subsidiaries and affiliated companies not listed below, when considered in the aggregate, would not constitute a significant subsidiary.

                                                                 INCORPORATED     VOTING POWER
                                                                  UNDER LAWS        OWNED BY
                             NAME                                     OF        IMMEDIATE PARENT
                             ----                                ------------   ----------------
Aptus, Inc.                                                      Delaware             100%
The Knoll Group, Inc.                                            Delaware             100%
     Knoll North America, Inc.                                   Delaware             100%
     Knoll Overseas, Inc.                                        Delaware             100%
     Spinneybeck Enterprises, Inc.                               New York             100%
Thermo King Corporation                                          Delaware             100%
Westinghouse Broadcasting Company                                Indiana              100%
Westinghouse Canada, Inc.                                        Canada               100%
Westinghouse Energy Systems, Inc.                                Delaware             100%
WCI Communities, Inc.                                            Delaware             100%
Westinghouse Hanford Company                                     Delaware             100%
Westinghouse Holdings Corporation                                Delaware             100%
     Westinghouse de Puerto Rico, Inc.                           Delaware             100%
     Westinghouse Electric S.A.                                  Switzerland          100%
     Westinghouse International Technology Corporation           Delaware             100%
     Westinghouse World Investment Corporation                   Delaware             100%
     Westinghouse Foreign Sales Corporation                      Barbados             100%
Westinghouse Savannah River Company, Inc.                        Delaware             100%

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